CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated March 12, 2004, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-6851 and 811-4723) of Dreyfus Treasury Cash Management.

ERNST & YOUNG LLP
New York, New York May 24, 2004